UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
____________

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Brookdale Senior Living Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 30, 2019, Brookdale Senior Living Inc. sent the communication below to certain of its senior associates.

* * * * *

To: Brookdale senior associates
From: Cindy Baier
Subject: Information re: This Year’s Annual Meeting

Dear Brookdale Leader:

As you may have seen, on September 18 we had an important development related to our upcoming Annual Meeting of Stockholders, scheduled for October 29, with the filing of our definitive proxy statement with the U.S. Securities and Exchange Commission. The proxy statement contains information to help stockholders make informed decisions when voting their shares. At this year’s Annual Meeting, stockholders will elect two new directors to the Brookdale Board, who will succeed two retiring directors.

Those of you who are stockholders should have received a copy of Brookdale’s proxy statement in the mail along with a WHITE proxy card with instructions detailing how you can vote your shares at this year’s Annual Meeting. If you have yet to vote your shares, we encourage you to do so today and support Brookdale’s two highly qualified nominees - Victoria Freed and Guy Sansone. Glenview, our largest stockholder, has already publicly expressed its support for our two nominees and agreed to vote its shares in favor of their election to Brookdale’s Board.

For this year’s Annual Meeting, one of our stockholders, Land & Buildings, has nominated a candidate for the Board who has not been nominated or endorsed by the Brookdale Board (i.e., this is a contested election). We understand that some of you may have received or may soon receive electronic or print materials from Land & Buildings, either directly, through your stockbroker, through our current stock plan administrator UBS or via Schwab, our former administrator. I would like to reiterate the Board’s strong recommendation that you simply discard any materials you may receive from Land & Buildings, do NOT vote using any blue proxy card or voting instructions form and delete any emails with their materials.

In the lead-up to the Annual Meeting, you will likely continue to receive electronic and print communications from both Brookdale and Land & Buildings, and you may receive phone calls from our proxy solicitation firm, Innisfree M&A Incorporated. I can assure you that this is typical when there is a contested election for board seats. While we strongly encourage and would appreciate your vote, we would ask that you not let these mailings or the upcoming stockholder vote be a distraction from the important work you are doing every day.

Should you have any questions, please feel free to contact Kathy MacDonald, our SVP of Investor Relations, at kathy.macdonald@brookdale.com or ***, or contact our proxy solicitor Innisfree toll-free at 1-877-825-8621.

I want to thank you for your continued commitment to and support of Brookdale. As we move forward, let us keep building momentum so we can enrich the lives of those we serve.

Sincerely,

Cindy